Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Computershare Trust Company, National Association

Attn: Legal Department

150 Royall Street

Canton, MA 02021

(781) 575-3538

(Name, address and telephone number of agent for service)

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of obligor as specified in its charter)

Pennsylvania	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

GLP CAPITAL, L.P.

(Exact name of obligor as specified in its charter)

Pennsylvania	46-2322388
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

GLP FINANCING II, INC.

(Exact name of obligor as specified in its charter)

Delaware	46-3866595
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

845 Berkshire Blvd., Suite 200 Wyomissing, Pennsylvania	19610
(Address Registrant’s Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the articles of association of the trustee as now in effect.*

2. A copy of the certificate of authority of the trustee to commence business.**

3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.**

4. A copy of the existing bylaws of the trustee as now in effect.*

6. The consent of the Trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 7.3 to the Filing F-9 dated February 3, 2012 of The Bank of Nova Scotia, file number 333-179383.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Filing S-3ASR dated December 22, 2021 of The Wendy’s Company, file number 333-261843.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 5th day of August, 2022.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Tina D. Gonzalez
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Tina D. Gonzalez
Vice President

August 5, 2022